Exhibit (j)(2)
[PwC Letterhead]
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the inclusion in the Registration Statement on Form N-1A for the Janus Investment Fund (1933 Act File No. 002-34393) of our report dated February 28, 2013, relating to the statement of financial condition of BNP Paribas Prime Brokerage, Inc., which appears as an exhibit in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, NY
January 24, 2014